 Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	David Mansfield, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces its Second Quarter and Year-to-Date Fiscal 2022 Financial Results

•        The Company generated net sales of $37.0 million as compared to $39.8 million in the second quarter of 2021

•        Income from operations before income taxes of $2.8 million versus $4.3 million in the second quarter of 2021

•        Backlog of $58.0 million at July 31, 2022 compared to $39.3 million at January 31, 2022

SPRING, TX, September 7, 2022 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) announced today financial results for the second quarter ended July 31, 2022.

“Revenues for the second quarter were $37.0 million, a decrease from the $39.8 million for the same quarter last year. The resulting income from operations of $2.8 million was also less than the $4.3 million earned in the same quarter of 2021," noted President and CEO David Mansfield.

“These comparisons need to be considered in the context of the cyclical nature of our business. From a consolidated perspective, lower revenues versus the same quarter of 2021 were largely due to quarter to quarter variances in timing related to project schedules. Our backlog remains strong at $58.0 million compared to $39.3 million at January 31, 2022, much of which is scheduled to be executed in the second half of the year.  Hence, we remain positive on our full year revenue outlook. Of note, our Canadian operations continue to benefit from a better than expected resurgence of the local oil and gas market, which we began to witness earlier in the year and expect to continue through the balance of the year and into 2023.

"On a year to date basis, revenues and gross profit marginally increased versus the prior year. However, current quarter performance reflects increased interest costs, due partly to the sale and lease-back of our operating facility in Lebanon, Tennessee in April 2021, and prior year quarter includes the benefit of government subsidies for COVID-19.  Excluding these two items, year over year income from operations increased 7%.

"Finally, despite a reduction in pre-tax earnings in the quarter, tax expense has increased versus 2021 due to the differing incidence of taxation in the countries where we operate. This increases the effective tax rate to 62% for the current year-to-date and leads to a reduction in net income when compared to the prior year earnings,” concluded Mr. Mansfield.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, the Company has operations at thirteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the impact of the coronavirus ("COVID-19") on the Company's results of operations, financial condition and cash flows; (ii) fluctuations in the price of oil and natural gas and its impact on the customer order volume for the Company's products; (iii) the impact of global economic weakness and volatility;  (iv) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (v) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (vi) the Company’s ability to repay its debt and renew expiring international credit facilities; (vii) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (viii) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (ix) the Company’s ability to interpret changes in tax regulations and legislation; (x) the Company's ability to use its net operating loss carryforwards; (xi) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s over-time revenue recognition; (xii) the Company’s failure to establish and maintain effective internal control over financial reporting; (xiii) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xiv) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xv) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xvi) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xvii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xviii) reductions or cancellations of orders included in the Company’s backlog; (xix) risks and uncertainties specific to the Company's international business operations; (xx) the Company’s ability to attract and retain senior management and key personnel; (xxi) the Company’s ability to achieve the expected benefits of its growth initiatives; and (xxii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)

Additional information regarding the Company's financial results for the three and six months ended  July 31, 2022, including management's discussion and analysis of the Company's financial condition and results of operations, is contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended  July 31, 2022, which will be filed with the Securities and Exchange Commission on or about the date hereof and will be accessible at www.sec.gov and www.permapipe.com. For more information, visit the Company's website.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net sales	$37,003	$39,804	$68,225	$64,227
Gross profit	9,886	10,743	16,935	15,248

Operating expenses	6,561	6,655	13,451	12,102

Income from operations	3,325	4,088	3,484	3,146

Interest expense, net	500	268	867	446
Other (expense)/income	(64)	457	(14)	899
Income from operations before income taxes	2,761	4,277	2,603	3,599

Income tax expense	893	861	1,620	1,026
Net income	$1,868	$3,416	$983	$2,573

Earnings per share
Basic	0.23	0.42	0.12	0.32
Diluted	0.23	0.41	0.12	0.31

Note: Per share calculations could be impacted by rounding.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	July 31, 2022	January 31, 2022
	(Unaudited)
ASSETS
Current assets	$91,560	$78,389
Long-term assets	39,022	45,012
Total assets	$130,582	$123,401
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	50,283	38,397
Long-term liabilities	26,000	30,547
Total liabilities	$76,283	$68,944
Stockholders' equity	54,299	54,457
Total liabilities and stockholders' equity	$130,582	$123,401